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Exhibit 99.2

Wilmington, North Carolina (April 30, 2002) - aaiPharma Inc. (Nasdaq: AAII) announced today that its Board of Directors has named Dr. Philip S. Tabbiner to the position of Chief Executive Officer of the Company. Dr. Tabbiner succeeds Frederick D. Sancilio, Ph.D., who will assume the role of Executive Chairman and Chief Scientific Officer. The transition will become effective on July 1, 2002 at which time Dr. Tabbiner is expected to also join the Board of Directors, raising the number of members of the Company's Board to ten.

In his new role as CEO, Dr. Tabbiner will be responsible for the management of all business operations including pharmaceuticals, research and development, and fee-for-service. Dr. Tabbiner joined aaiPharma in 2000, and currently serves as the Company's President and Chief Operating Officer. Prior to that, he was President of aaiPharma's NeoSan Pharmaceuticals division. During his tenure at aaiPharma, Dr. Tabbiner has been instrumental in the formation and development of the Company's commercial business and the continued growth of the Company's product portfolio, with pharmaceutical product sales rising from $7.3 million in 2000 to $27.4 million in 2001. Dr. Tabbiner will continue to serve as the Company's President in his new position. He is a 25-year veteran of the pharmaceutical industry whose career has included executive positions at Bayer Corporation, Chiron Corporation, and DuPont Merck Pharmaceuticals.

In his new role as Executive Chairman and CSO, Dr. Sancilio will focus his efforts on overseeing the Company's scientific strategy regarding its product pipeline and technology. He will work closely with the Company's research group on product development as well as additional opportunities to utilize aaiPharma's patented drug delivery technologies. In addition, Dr. Sancilio will continue to work closely with the Company's Board of Directors to increase shareholder value.

Dr. Sancilio commented, "aaiPharma has successfully completed the transition from strictly a premier provider of contract research services to a fully-integrated, science-based specialty pharmaceutical company. As we move into our next phase of development, I believe that Dr. Tabbiner, with his extensive experience in running successful pharmaceutical companies, is the best person to lead the Company into the future, while I focus on the continued strategic development of our product pipeline and R&D capabilities."

Dr. Tabbiner added, "Dr. Sancilio's vision and hard work over the years has placed aaiPharma in an excellent position to continue to successfully execute on its operating strategy. I look forward to working closely with Dr. Sancilio in his new role, and the rest of our experienced management team, as we continue to grow our business and leverage our substantial pipeline."


About aaiPharma

aaiPharma is a science-based specialty pharmaceutical company, uniquely positioned to leverage its long-term business and partnerships with major pharmaceutical companies into new

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product opportunities. Using its proprietary drug delivery technologies as well as its expertise in chemistry, the Company focuses on the development, enhancement, and commercialization of mature and branded pharmaceutical products. Focusing on targeted therapeutic areas, the Company applies innovative technologies to increase the commercial potential of products with proven efficacy and safety histories. For more information on aaiPharma, please visit www.aaipharma.com.

Forward-Looking Statements

Information in this press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934, including the statements pertaining to future product improvements and line extensions; products in our pipeline and pipeline development; plans to expand our R&D activities and capabilities; future execution on our operating strategy; growth in our business; and, leveraging of our product pipeline. These statements involve risks and uncertainties that could cause actual results to differ materially, including, without limitation, risks and uncertainties pertaining to aaiPharma's or its individual business units' ability to successfully find, acquire, develop, improve, enhance the safety or efficacy of, and sell, on a commercially profitable basis, pharmaceutical products without adversely affecting its fee-for-service client relationships or business opportunities. Additional factors that may cause the actual results to differ materially are discussed in aaiPharma's recent filings with the Securities and Exchange Commission, including, but not limited to, its registration statement, as amended, its Annual Report on Form 10-K filed with the SEC on March 11, 2002, including the exhibits thereof and referenced therein, its Form 8-Ks and its other periodic filings.




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